Exhibit 10.6

INDUSTRIAL AND MINERAL PRODUCTS PURCHASE CONTRACT

(English Translation)

Supplier : Xinxing Material Sales agency of Fuxin Economic Development Zone

             Contract Number:0708012

Buyer   : Fuxin Hengrui Technology Co., LTD

Signature Place: Fuxin City

Signature Date:2007/07/14

1、Product name、quantity、amount (RMB)

Product Name	Variety	Manufacturer	Unit	Quantity	Unit Price (RMB)	Total amount (RMB)
Coal	Seed coal		Ton	36000	470	16.92 million

The total quantity will be delivered in 6 months with delivery of 6,000 tons each month.

2、Quality Specifications

Specifications	Standard	Note
Lower level Calorific capacity	5000 – 5500 calorie per kilogram
Size of granule	30 – 80 mm
Descending rate	＜5%
Low position calorific capacity	≤1%
Amount of Moisture	≤10
Amount of ash	≤5%
Amount of Volatility	≥28
Whole sulphur capacity	≤0.5%
Solid carbon	≥58%

3、Calculation of quantity:

The quantity will be calculated based on the weight determined by the buyer’s inspection.

4、Place of delivery: Plant of Fuxin Hengrui Technology CO.,LTD; Consignee: Fuxin Hengrui Technology Co. Ltd.

5、Transportation and cost: by truck; The supplier shall arrange the transportation and pay the freight.

6、Quality control standards: Upon the receipt of the goods, the buyer shall perform the inspection and the quantity the buyer determines after inspection shall be the quantity of purchase. In case of any discrepancy, the supplier should submit the different quantity within 24 hours after the receipt of the buyer’s inspection report; If there is any dispute, the goods should be delivered for inspection to the qualified inspection institution in the place where the buyer domiciles. The inspection report issued by the inspection institution shall be deemed as conclusive.

7、Payment

Upon receipt of the goods by the buyer, the seller shall provide VAT invoice to the buyer for payment. The buyer should make payment by acceptance draft (6-month maturity) one month after the receipt of the goods and completion of inspection.

8、Remedies for breach of contract: If the supplier fails to act pursuant to the contract, the supplier should pay the buyer an amount equivalent to 30% of total contract amount as compensation for the loss suffered by the buyer.

9、Dispute settlement: Both parties shall make efforts to settle any dispute arising out of this agreement among themselves. In the event that the parties fail to reach any settlement, both parties agree that the dispute shall be adjudicated by the court in the jurisdiction where the buyer domiciles.

10、Other terms.

11、Confidentiality

12、Effectiveness of the contract

Supplier(stamp):	Buyer(stamp):

Agent (signature): /s/

Address: Industrial Development Zone, Xishan St., Fuxin City, Liaoning

Bank: Commercial Bank, Zhonghualu Branch,

Account number: 81000015201090002584

Tax number: 210920728408367

Tel: 0418-2574111

Fax: 0418-2574111

Post Code:123000

Agent (signature): /s/

Address:123 – Chuangye St. Fuxin City, Liaoning

Bank: China Citic Bank, Shengyang Branch

Account number: 7221010182600081372

Tax number: 210920740771337

Tel: 0418-3995007

Fax: 0418-3995007

Post Code: 123002